UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2015

PMFG ACQUISITION LLC

(as successor by merger to PMFG, Inc.)

(Exact Name of registrant as specified in its charter)

Delaware	001-34156	47-4374225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

PMFG, Inc.

14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 3, 2015, PMFG, Inc., a Delaware corporation (“PMFG”), completed its previously announced merger with CECO Environmental Corp., a Delaware corporation (“CECO”). The merger was completed in accordance with the Agreement and Plan of Merger, dated as of May 3, 2015 (the “Merger Agreement”), by and among PMFG, CECO, Top Gear Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of CECO (“Merger Sub I”), and Top Gear Acquisition II LLC, a Delaware limited liability company and wholly owned subsidiary of CECO (“Merger Sub II”). Pursuant to the Merger Agreement, PMFG merged with and into Merger Sub I, with PMFG as the surviving entity (the “First Merger”), and subsequently PMFG merged with and into Merger Sub II, with Merger Sub II as the surviving entity under the name “PMFG Acquisition LLC” (the “Second Merger” and together with the First Merger, collectively, the “Mergers”). PMFG and its successor by merger, PMFG Acquisition LLC, are collectively referred to as the “Company” herein.

Item 1.01. Entry into a Definitive Material Agreement

On September 3, 2015, CECO entered into an Amended and Restated Credit Agreement among CECO, certain of CECO’s subsidiaries, each lender from time to time party thereto, Bank of America as Administrative Agent, Swing Line Lender and an L/C Issuer, and each other L/C Issuer from time to time party thereto (the “CECO Credit Agreement”). The CECO Credit Agreement provides for senior credit facilities consisting of: (a) revolving credit commitments in the aggregate amount of $80 million and (b) a term loan commitment in the aggregate amount of $170 million. The credit facilities will terminate and all amounts outstanding thereunder will be due and payable in full on the fifth anniversary following the closing of the credit facilities.

In connection with the CECO Credit Agreement and the closing of the Mergers, the Company and its wholly owned domestic subsidiaries, through joinder agreements, became parties to each of (i) the Subsidiary Guaranty Agreement, (ii) the Security Agreement, and (iii) the Securities Pledge Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated by reference herein. Pursuant to these agreements, the Company and its wholly owned domestic subsidiaries provided guarantees, granted a security interest in substantially all their assets, and pledged the shares of substantially all their subsidiaries, to the Administrative Agent for the benefit of the secured parties for CECO’s payment obligations under the CECO Credit Agreement.The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guaranty Agreement, the Security Agreement, and the Securities Pledge Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Upon completion of the Merger, all outstanding loans and other obligations under the Credit Agreement, dated as of September 7, 2012, by and between PMFG, Peerless Mfg. Co., Citibank, N.A., as administrative agent, and other lenders party thereto (as amended, the “PMFG Credit Agreement”) were paid in full, all outstanding letters of credit are deemed issued under the CECO Credit Agreement and governed by the terms thereof, all accrued and unpaid interest and the lenders’ legal expenses were paid, all security, liens or other encumbrances on assets of the PMFG were released and the PMFG Credit Agreement was terminated. No prepayment or early termination penalties or premiums were incurred as a result of the termination of the PMFG Credit Agreement. For more information about the PMFG Credit Agreement, please see the discussion under the heading “Credit Facilities” beginning on page 37 of PMFG’s Annual Report on Form 10-K filed with the SEC September 1, 2015.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the PMFG Credit Agreement, which was filed with the SEC as Exhibit 10.1 to PMFG’s Current Report on Form 8-K on September 11, 2012; the full text of the First Amendment to Credit Agreement, which was filed with the SEC as Exhibit 10.1 to PMFG’s Current Report on Form 8-K on October 3, 2013; the full text of the Second Amendment to Credit Agreement, which was filed with the SEC as Exhibit 10.3 to PMFG’s Quarterly Report on Form 10-Q on May 9, 2014; and the full text of the Third Amendment to Credit Agreement, which was filed with the SEC as Exhibit 3.4 to PMFG’s Quarterly Report on Form 10-Q on May 7, 2015, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 3, the Mergers were completed. Upon the First Merger becoming effective (the “First Step Effective Time”), each issued and outstanding share of PMFG common stock (other than (a) shares owned by PMFG or its wholly owned subsidiaries or by CECO, Merger Sub I or Merger Sub II or (b) shares of PMFG common stock issued and outstanding immediately prior to the First Step Effective Time that are held by any holder who has not voted in favor of the Mergers and who is entitled, pursuant to Section 262 of the Delaware General Corporation Law, to demand and properly demands appraisal of those Shares (“Dissenting Shares”)) were converted into the right to receive, at the holder’s election, but subject to the proration and reallocation mechanisms described below, either:

•	the Cash Consideration of $6.85 in cash, without interest (the “Cash Consideration”); or

•	the Stock Consideration, consisting of a number of shares of CECO common stock equal to the Exchange Ratio (as defined below), plus cash (without interest) in lieu of any fractional share of CECO common stock that would otherwise be issued (the “Stock Consideration”).

The actual Exchange Ratio was determined by dividing (a) $6.85 by (b) the CECO Average Trading Price, which is the volume weighted average trading price of a share of CECO common stock on NASDAQ for the 15 consecutive trading days ending on the trading day immediately preceding the closing date of the First Merger, as calculated by Bloomberg Financial LP under the function “VWAP,” subject to a collar so that there was a maximum Exchange Ratio of 0.6456 shares of CECO common stock for each share of PMFG common stock and a minimum Exchange Ratio of 0.5282 shares of CECO common stock for each share of PMFG common stock. The Exchange Ratio was 0.6456 based on the CECO Average Trading Price of $9.6655 per share of CECO common stock.

At the First Step Effective Time, the holders of options to acquire shares of PMFG common stock (“PMFG Options”) and the holders of restricted stock units for shares of PMFG common stock (“PMFG RSUs”) are entitled to receive cash of $6.85 per share less any exercise price in settlement and cancellation of their PMFG Options and PMFG RSUs.

The Merger Agreement provided that $66.2 million (or approximately 45%) of the aggregate consideration payable by CECO in respect of shares of PMFG common stock (other than Dissenting Shares and shares owned by PMFG or its wholly owned subsidiaries, CECO, Merger Sub I or Merger Sub II), PMFG Options and PMFG RSUs would be paid in cash, and the remaining approximately 55% of the aggregate consideration would be paid in shares of CECO common stock. The aggregate amount of cash paid in settlement of PMFG Options and PMFG RSUs was deducted from the aggregate amount of the Cash Consideration that would otherwise be paid to PMFG stockholders in respect of shares of PMFG common stock.

At the First Step Effective Time, approximately 44.5% of the shares of PMFG common stock converted into the right to receive the $6.85 per share Cash Consideration, for an approximate total of $64.6 million in aggregate Cash Consideration. Each of the remaining shares of PMFG common stock converted into the right to receive 0.6456 shares of CECO common stock, or an approximate total of 7,602,328 shares of CECO common stock in aggregate Stock Consideration.

In accordance with the proration and reallocation provisions of the Merger Agreement, because the $6.85 per share Cash Consideration was oversubscribed by PMFG shareholders prior to the election deadline on September 1, 2015 at 5:00 p.m. Eastern Time (the “Election Deadline”), (a) each PMFG share for which a valid stock election was made or for which no valid cash or stock election was made prior to the Election Deadline was automatically cancelled and converted into the right to receive the Stock Consideration and (b) each PMFG shareholder of record that made a valid cash election prior to the Election Deadline will receive (i) the Cash Consideration for approximately 58.05% of such holder’s PMFG shares for which a valid cash election was made and (ii) the Stock Consideration for approximately 41.95% of such holder’s PMFG Shares for which a valid cash election was made.

No fractional shares of CECO common stock will be issued to any PMFG shareholder in the First Merger. Each PMFG shareholder who would otherwise have been entitled to receive a fraction of a share of CECO common stock in the First Merger will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest which such holder would otherwise be entitled to receive by (ii) $9.6655 (which represents the CECO Average Trading Price).

In addition, holders of outstanding PMFG options and restricted stock units will receive an aggregate amount of cash equal to approximately $1.6 million as consideration for the cancellation of the options and restricted stock units held by them immediately prior to the effective time of the First Merger.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to PMFG’s Current Report on Form 8-K, filed with the SEC on May 4, 2015, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent required by Item 3.01, the information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the completion of the merger on September 3, 2015, the Company notified the NASDAQ Global Market (“NASDAQ”) that the merger had been completed, and requested the trading of PMFG’s common stock on the NASDAQ be suspended prior to the opening of trading on September 4, 2015. On September 3, 2015, NASDAQ filed with the Securities and Exchange Commission a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to strike PMFG’s common stock from listing on NASDAQ and to withdraw PMFG’s common stock from registration under Section 12(b) of the Exchange Act. PMFG Acquisition LLC, as successor by merger to PMFG, intends to file a Form 15 with the SEC to suspend the Company’s reporting obligations with respect to its common stock under Sections 13 and 15(d) of the Exchange Act ten days after the filing of the Form 25.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information set forth under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the First Step Effective Time, holders of PMFG common stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than the right to receive either the Cash Consideration or the Stock Consideration pursuant to the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

To the extent required by Item 5.01, the information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Mergers, a change in control of the Company occurred. PMFG Acquisition LLC (as successor in the Second Merger to PMFG) is a wholly owned subsidiary of CECO.

In connection with the CECO Credit Agreement, CECO has pledged all the issued and outstanding shares of the Company, to the Administrative Agent for the benefit of the secured parties as collateral security for CECO’s payment obligations under the CECO Credit Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Officers.

To the extent required by Item 5.02, the information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Departure and Appointment of Directors and Executive Officers

As of the First Step Effective Time, in accordance with the Merger Agreement, the directors of Merger Sub I immediately prior to the First Step Effective Time (Jason DeZwirek and Jeffery Lang) became the directors of PMFG as the surviving entity in the First Merger. As a result, Peter Burlage, Charles Gillman, Kenneth Hanks, Robert McCashin, R. Clayton Mulford and Kenneth Shubin Stein are no longer directors of PMFG.

As of the effective time of the Second Merger (the “Second Step Effective Time”), in accordance with the Merger Agreement, the managers of Merger Sub II immediately prior to the Second Step Effective Time continued to serve as the managers of Merger Sub II, as the surviving entity in the Second Merger under the name “PMFG Acquisition LLC”. In accordance with the Merger Agreement and limited liability company agreement of Merger Sub II, the size of the Board of Managers of the surviving limited liability company is one member and Jason DeZwirek became the sole manager of the surviving limited liability company.

As of the First Step Effective Time, in accordance with the Merger Agreement, the officers of Merger Sub I immediately prior to the First Step Effective Time (Jason DeZwirek, Chairman; Jeffery Lang, Chief Executive Officer and President; and Edward Prajzner, Chief Financial Officer, Treasurer and Secretary) became the officers of PMFG as the surviving entity in the First Merger. As a result, (a) Peter Burlage is no longer Chief Executive Officer and President of PMFG, (b) Ronald McCrummen is no longer Executive Vice President, Chief Financial Officer and Corporate Secretary of PMFG, (c) John Conroy is no longer Executive Vice President, Americas Process Products, (d) Timothy Shippy is no longer Vice President, Environmental Systems and (e) David Taylor is no longer Vice President, Asia Pacific. Messrs. Conroy, Shippy and Taylor are expected to remain employed by PMFG Acquisition LLC as successor to PMFG.

As of the Second Step Effective Time, in accordance with the Merger Agreement, the officers of Merger Sub II immediately prior to the Second Step Effective Time continued to serve as the officers of Merger Sub II, as the surviving entity in the Second Merger under the name “PMFG Acquisition LLC”. As of the Second Step Effective Time, Jason DeZwirek became Chairman, Jeffery Lang became Chief Executive Officer and President, and Edward Prajzner became Chief Financial Officer, Treasurer and Secretary of the surviving limited liability company.

Termination of Equity Plans

As of the First Step Effective Time, each of the Company’s 1995 Stock Option and Restricted Stock Plan, 2001 Stock Option and Restricted Stock Plan and 2007 Stock Incentive Plan was terminated.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03, the information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Pursuant to the Merger Agreement, as of the First Step Effective Time, PMFG’s certificate of incorporation and bylaws were amended and restated in their entirety. Such amended and restated certificate of incorporation and amended and restated bylaws of PMFG are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Second Step Effective Time, the certificate of formation of Merger Sub II in effect immediately prior to the Second Step Effective Time became the certificate of formation of the surviving entity, except that the name of Merger Sub II was changed to “PMFG Acquisition LLC.” Also, as of the Second Step Effective Time, the limited liability company agreement of Merger Sub II as in effect immediately prior to the Second Step Effective Time became the limited liability company agreement of the surviving limited liability company, except that the name of the surviving limited liability company was changed to “PMFG Acquisition LLC.” The certificate of formation and limited liability company agreement of the surviving entity of the Second Merger are filed as Exhibit 3.3 and Exhibit 3.4, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 2, 2015, PMFG held a special meeting of stockholders (the “Special Meeting”). The stockholders approved all of the proposals specified in the joint proxy statement/prospectus dated as of July 31, 2015 (the “Joint Proxy Statement/Prospectus”). The number of shares entitled to vote at the Special Meeting was 21,202,725, representing the number of shares outstanding as of July 30, 2015, the record date of the Special Meeting.

Proposal 1: Adoption of the Merger Agreement.

SHARES VOTED FOR	SHARES VOTED AGAINST	SHARES ABSTAINING
13,051,700	277,287	1,286,281

Proposal 2: Approval of the Compensation that May Become Payable by PMFG to its Named Executive Officers on a Non-Binding, Advisory Basis.

SHARES VOTED FOR	SHARES VOTED AGAINST	SHARES ABSTAINING
10,867,922	2,067,783	1,679,563

Proposal 3: Approval of any Proposal Made by the Chair of the Special Meeting to Adjourn the Special Meeting.

SHARES VOTED FOR	SHARES VOTED AGAINST	SHARES ABSTAINING
12,728,827	483,968	1,402,473

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among PMFG, Inc., CECO Environmental Corp., Top Gear Acquisition Inc. and PMFG Acquisition LLC (formerly known as Top Gear Acquisition II LLC), dated as of May 3, 2015. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by PMFG, Inc. with the SEC on May 4, 2015).*

3.1	Amended and Restated Certificate of Incorporation of PMFG, Inc.

3.2	Amended and Restated Bylaws of PMFG, Inc.

3.3	Certificate of Formation of PMFG Acquisition LLC ( formerly known as Top Gear Acquisition II LLC)

3.4	Limited Liability Company Agreement of PMFG Acquisition LLC PMFG Acquisition LLC ( formerly known as Top Gear Acquisition II LLC)

10.1	Subsidiary Guaranty Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.3 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013)

10.2	Security Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.4 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013)

10.3	Securities Pledge Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.5 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on September 3, 2015)

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015	PMFG ACQUISITION LLC, as successor to PMFG, Inc.

	By:	/s/ Edward J. Prajzner
Edward J. Prajzner
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among PMFG, Inc., CECO Environmental Corp., Top Gear Acquisition Inc. and PMFG Acquisition LLC (formerly known as Top Gear Acquisition II LLC), dated as of May 3, 2015. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by PMFG, Inc. with the SEC on May 4, 2015).*

3.1	Amended and Restated Certificate of Incorporation of PMFG, Inc.

3.2	Amended and Restated Bylaws of PMFG, Inc.

3.3	Certificate of Formation of PMFG Acquisition LLC ( formerly known as Top Gear Acquisition II LLC)

3.4	Limited Liability Company Agreement of PMFG Acquisition LLC PMFG Acquisition LLC ( formerly known as Top Gear Acquisition II LLC)

10.1	Subsidiary Guaranty Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.3 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013)

10.2	Security Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.4 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on August 30, 2013)

10.3	Securities Pledge Agreement, dated August 27, 2013 (incorporated by reference to Exhibit 10.5 of the CECO Environmental Corp.’s Form 8-K filed with the SEC on September 3, 2015)

*	Schedules and exhibits have been omitted pursuant to item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.